Exhibit 99.1

National Health Investors, Inc.
Roger R. Hopkins, 615-890-9100
Chief Accounting Officer

National Health Investors to Present at Jefferies 2012 Global Healthcare Conference

Company Release - 05/30/2012 19:26

MURFREESBORO, Tenn.--(BUSINESS WIRE)-- National Health Investors, Inc. (NYSE: NHI) announced that Justin Hutchens, President and Chief Executive Officer, and Roger Hopkins, Chief Accounting Officer, will make a presentation to the investment community at Jefferies 2012 Global Healthcare Conference in New York City. The presentation will take place on Monday, June 4, 2012 at 3 p.m. ET. A link to this webcast can be found on the Company’s website at www.nhireit.com as well as http://wsw.com/webcast/jeff68/nhi/.

About National Health Investors

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans. NHI’s investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, and hospitals. The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI’s web site at www.nhireit.com.

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